As filed with the Securities and Exchange Commission on May 9, 2019
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HARLEY-DAVIDSON, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1382325
(I.R.S. Employer Identification No.)

3700 West Juneau Avenue Milwaukee, Wisconsin	53208
(Address of Principal Executive Offices)	(Zip Code)

Harley-Davidson Retirement Savings Plan for Salaried Employees
Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees
Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees
Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees

(Full title of the plan)

Paul J. Jones Vice President and Chief Legal Officer 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 342-4680 (Name, address and telephone number of agent for service)	with a copy to: Patrick G. Quick Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value	10,000,000 shares	$36.28	$362,750	$43,966

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the employee benefit plans described herein. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of Harley-Davidson, Inc. Common on the New York Stock Exchange on May 7, 2019.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
The purpose of this Registration Statement is to register 10,000,000 additional shares of Common Stock, $0.01 par value, of Harley-Davidson, Inc. (the “Company”) in connection with the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees (the “Plans”).
Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-181761), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below. Note that, after the filing of the Registration Statement on Form S-8 (Registration No. 333-181761), the Harley-Davidson Financial Services, Inc. 401(k) Profit Sharing Plan was merged into the Harley-Davidson Retirement Savings Plan for Salaried Employees.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
The Company will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.
The exhibits filed herewith or incorporated herein by reference are set forth in the following Exhibit Index.

Item 9.	Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibit
(4.1)	Restated Articles of Incorporation, as of April 25, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 25, 2015 (File No. 1-9183)).
(4.2)
Harley-Davidson, Inc. By-Laws, as amended through April 27, 2015 (incorporated herein by reference by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 2015 (File No. 1-9183)).

(5)	Opinion of Foley & Lardner LLP
(23.1)	Consent of Ernst & Young LLP
(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 9th day of May, 2019.
HARLEY-DAVIDSON, INC.

By:    /s/ Matthew S. Levatich___________
Matthew S. Levatich
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 9, 2019. Each person whose signature appears below constitutes and appoints John A. Olin, Mark R. Kornetzke and Paul J. Jones, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title
/s/ Matthew S. Levatich
Matthew S. Levatich	President and Chief Executive Officer (principal executive officer)
/s/ John A. Olin
John A. Olin	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ Mark A. Kornetzke	Chief Accounting Officer (principal accounting officer)
Mark A. Kornetzke
/s/ Michael J. Cave
Michael J. Cave	Director
/s/ Troy Alstead
Troy Alstead	Director
/s/ R. John Anderson
R. John Anderson	Director
/s/ Allan Golston
Allan Golston	Director
/s/ Sara L. Levinson
Sara L. Levinson	Director
/s/ N. Thomas Linebarger
N. Thomas Linebarger	Director
/s/ Brian R. Niccol
Brian R. Niccol	Director
/s/ Maryrose T. Sylvester
Maryrose T. Sylvester	Director
/s/ Jochen Zeitz
Jochen Zeitz	Director

Pursuant to the requirements of the Securities Act of 1933, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Salaried Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 9th day of May, 2019.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

By:	/s/ Julie Anding
Julie Anding, Vice President and Chief Human Resources Officer

By:	/s/ John Olin
John Olin, Senior Vice President and Chief Financial Officer

By:	/s/ Darrell Thomas
Darrell Thomas, Vice President and Treasurer

By:	/s/ Paul Jones
Paul Jones, Vice President, Chief Legal Officer, and Secretary

By:	/s/ Perry Glassgow
Perry Glassgow, Vice President and Controller

By:	/s/ Larry Hund
Larry Hund, President And Chief Operating Officer, Harley-Davidson Financial Services, Inc.

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for Salaried Employees.

Pursuant to the requirements of the Securities Act of 1933, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 9th day of May, 2019.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR MILWAUKEE AND TOMAHAWK HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ Julie Anding
Julie Anding, Vice President and Chief Human Resources Officer

By:	/s/ John Olin
John Olin, Senior Vice President and Chief Financial Officer

By:	/s/ Darrell Thomas
Darrell Thomas, Vice President and Treasurer

By:	/s/ Paul Jones
Paul Jones, Vice President, Chief Legal Officer, and Secretary

By:	/s/ Perry Glassgow
Perry Glassgow, Vice President and Controller

By:	/s/ Larry Hund
Larry Hund, President And Chief Operating Officer, Harley-Davidson Financial Services, Inc.

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees.

Pursuant to the requirements of the Securities Act of 1933, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 9th day of May, 2019.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR KANSAS CITY HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ Julie Anding
Julie Anding, Vice President and Chief Human Resources Officer

By:	/s/ John Olin
John Olin, Senior Vice President and Chief Financial Officer

By:	/s/ Darrell Thomas
Darrell Thomas, Vice President and Treasurer

By:	/s/ Paul Jones
Paul Jones, Vice President, Chief Legal Officer, and Secretary

By:	/s/ Perry Glassgow
Perry Glassgow, Vice President and Controller

By:	/s/ Larry Hund
Larry Hund, President And Chief Operating Officer, Harley-Davidson Financial Services, Inc.

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees.

Pursuant to the requirements of the Securities Act of 1933, the Harley-Davidson Retirement Plans Committee, which administers the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 9th day of May, 2019.

HARLEY-DAVIDSON RETIREMENT SAVINGS PLAN FOR YORK HOURLY BARGAINING UNIT EMPLOYEES

By:	/s/ Julie Anding
Julie Anding, Vice President and Chief Human Resources Officer

By:	/s/ John Olin
John Olin, Senior Vice President and Chief Financial Officer

By:	/s/ Darrell Thomas
Darrell Thomas, Vice President and Treasurer

By:	/s/ Paul Jones
Paul Jones, Vice President, Chief Legal Officer, and Secretary

By:	/s/ Perry Glassgow
Perry Glassgow, Vice President and Controller

By:	/s/ Larry Hund
Larry Hund, President And Chief Operating Officer, Harley-Davidson Financial Services, Inc.

The foregoing persons are all members of the Harley-Davidson Retirement Plans Committee, which is the administrator of the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees.